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                               Exhibit 10(j)


                CENTEL CORPORATION
             CENTEL STOCK OPTION PLAN

1.   Purpose of Plan.  The purpose of the Centel
     Stock Option Plan (the Plan) is to promote
     the long-term financial interests of the
     Company and its subsidiaries by:

     (a) providing an incentive for key management employees to maximize the long-term value of Centel Common Stock and otherwise act in the best interest of Centel shareowners;

     (b)  providing management with the
          opportunity to acquire a greater stake
          in the future of the Company and its
          subsidiaries through stock ownership;

     (c) attracting, retaining and rewarding highly qualified executives and managers who will contribute in exceptional ways to the long-term financial success of the Company and its subsidiaries; and

     (d) tying compensation of key management employees more closely with the performance of Common Stock.

2. Definitions. The following words and phrases have the respective meanings indicated below unless a different meaning is plainly implied by the context.

     (a) "Administrative Committee" means a committee of management employees which, pursuant to Section 4, has been appointed by the Board Committee and authorized to assume designated responsibilities and perform designated functions.

     (b)  "award" means the grant of stock options or stock appreciation  rights
          (SARs) to an eligible employee pursuant to this Plan.

     (c) "Board Committee" means the Organization and Compensation Committee of the Board of Directors of Sprint.

     (d)  "Common Stock" or "stock," or "shares"
          means shares of common stock of Sprint.

     (e)  "Company" means Centel Corporation, a
          Kansas corporation and its successors.

     (f) "date of award" means the date designated by the Board Committee for the award of stock options or SARs which have been approved by the Board Committee to be awarded pursuant to this Plan.

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     (g)  "eligible employee" means any management employee of the Company or of a subsidiary of Sprint who is designated by the Board Committee as a key employee eligible to receive an award of options or SARs under this Plan.

     (h) "Exchange Act" means the Securities Exchange Act of 1934. References to a particular section or, or rule under, the Exchange Act shall include references to successor provisions.

     (i) "Insider" means any participant who is subject to Section 16 of the Exchange Act with respect to the equity securities of Sprint.

     (j)  "letter of agreement" means a letter
          from the Board Committee, or from the
          Administrative Committee or
          Administrative Committee member acting
          on behalf of the Board Committee, to an
          employee, indicating that the employee
          is a participant in the Centel Stock
          Option Plan, the number of shares
          subject to option or SAR to be granted
          to the participant, the option price,
          the date or dates when such option or
          SAR may be exercised, and other
          provisions consistent with the Plan.

     (k)  "market value" of Common Stock on any
          date means the average of the high and
          low prices of the Common Stock for
          composite transactions as published by
          major newspapers for that date or, if no sale of the Common Stock shall have been made on that date, such average price on the next preceding date on which there was a sale.

     (l)  "Non-Insider" means any participant who
          is not an Insider.

     (m)  "participant" means any person who has
          been awarded options or SARs pursuant to this Plan.

     (n) "Plan" means the plan set forth in this Centel Stock Option Plan, as it may be amended from time to time, and known as the "Centel Stock Option Plan."

     (o)  "retirement" means cessation of
          employment with the Company, Sprint and
          all subsidiaries after a participant has attained age fifty-five under circumstances that would result in the participant having a vested interest under the Centel Retirement Benefit Plan or successor Sprint plan if the participant were a participant in that plan.

          "normal  retirement" means retirement after a participant has attained
          age  sixty-five;   "early   retirement"   means  retirement  before  a
          participant has attained age sixty-five.

     (p)  "SEC" means the Securities and Exchange
          Commission.

     (q)  "Sprint" means Sprint Corporation, a
          Kansas corporation, and its successors.

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     (r)  "stock appreciation right" or "SAR" is a
          right granted to a participant to
          receive a payment in cash or in shares
          of Common Stock or in a combination of
          cash and shares equal in value to the
          increase in the market value of the
          Common Stock from the date of grant of
          such SAR to the date of exercise with
          respect to the shares represented by
          such SAR.  The election to receive
          either cash or shares, or a combination
          of cash and shares, is made by the
          participant.

     (s)  "stock option" or "option" is a right
          granted to a participant to purchase a
          designated number of shares of Common
          Stock at a stated price for a stated
          period of time.  The participant may
          exercise that right according to Section
          8 of the Plan as to all or a portion of
          the shares at a specified time or times.
          Stock options granted under this Plan
          are not intended to qualify as incentive stock options under Internal Revenue
          Code Section 422A.

     (t) "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company or Sprint.

     (u)  "tandem grant" means an option and an
          SAR granted in combination such that
          both cover the same shares.  Either the
          option or the SAR may be exercised for
          all or any portion of the shares.  By
          exercising the option for a given number of shares, the right to exercise the tandem SAR for that number of shares is canceled and vice-versa.

     (v) "total disability" of a participant means the participant would be eligible to receive disability benefits under the Centel Corporation Group Welfare Plan or similar Sprint plan if the participant were a participant in that plan.

     (w)  "Termination."  For purposes of this
          Plan, an employee who becomes employed
          by Sprint Spectrum L.P., Global One, or
          Alcatel, N.V. (each, together with their subsidiaries, an "Affiliated Entity"), shall not, except with respect to incentive stock options, be considered to have terminated employment with the Company or a subsidiary of the Company until his employment is terminated with all Affiliated Entities without becoming employed by the Company or its subsidiaries.

3.   Administration of Plan.

     (a)  This Plan shall be administered by the
          Board Committee.

     (b)  The Board Committee shall have full
          authority and discretion to adopt rules
          and regulations and prescribe or approve the forms to carry out the purposes and provisions of this Plan. The Board
          Committee's interpretation and
          construction of any provision of this
          Plan or any option or SAR granted
          hereunder shall be binding and
          conclusive, unless otherwise determined
          by the Board.

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4.   Appointment of Administrative Committee.

     (a)  The Board Committee may appoint an
          Administrative Committee to:

          (1) construe this Plan and make equitable adjustments for any mistakes, omissions, or errors made in the administration of this Plan;

          (2) adopt such rules and regulations as may be deemed reasonably necessary for the proper and efficient administration of this Plan consistent with its purposes;

          (3)  enforce this Plan in accordance
               with its terms and with the rules
               and regulations adopted for the
               Plan; and

          (4)  do all other acts which in the
               Administrative Committee's
               reasonable judgment are necessary
               or desirable for the proper and
               advantageous administration of this
               Plan consistent with the Plan's
               purposes.

     (b) No member of the Administrative Committee who is a participant in the Plan shall act on any matter that has particular reference to such member's own interest under this Plan.

5. Eligibility. The Board Committee shall from time to time determine the key management employees of the Company (including officers and directors of the Company who are also employees) and subsidiaries who shall be participants in this Plan.

6.   Shares Subject to Plan.  Subject to
     adjustment as provided in Section 21, the aggregate number of shares subject to options or SARs granted by the Board Committee under this Plan shall be less than 3,521,378 shares of Common Stock of Sprint, par value
     $2.50 per share (the shares), which may be treasury shares reacquired by Sprint or authorized and unissued shares, or a combination of both.

7. Option Price. The option price per share under each option granted by the Board Committee shall be not less than 100% of the market value per share on the date an option is granted, but in no event shall the option price be less than the par value per share.

8.   Exercise of Options.

     (a)  Terms.  Each option granted under this
          Plan shall be exercisable on the dates
          and for the number of shares as shall be provided in a letter of agreement between the Company and the participant evidencing the option granted by the Board Committee and the terms thereof.
          However, subject to Sections 13, 14, 15,
          16, and 17, no option shall become
          exercisable until six months after its
          date of award.

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     (b)  Exercise and Payment of Exercise Price.
          Shares shall be issued to the
          participant pursuant to the exercise of
          an option only upon receipt by Sprint
          from the participant of written notice
          of exercise, specifying the number of
          shares with respect to which the option
          is being exercised, accompanied by
          payment in full either in cash or by a
          single exchange of shares of Common
          Stock of Sprint previously owned by the
          optionee, or a combination of both, in
          an amount or having a combined value
          equal to the aggregate purchase price
          for the shares subject to the option or
          portion thereof being exercised.  The
          value of the previously owned shares of
          Common Stock exchanged in full or
          partial payment for the shares purchased upon the exercise of an option shall be equal to the aggregate market value, as defined in Section 2, of such shares on the date of the exercise of such option.
          Certain optionees may use restricted
          stock as payment for the exercise price
          in accordance with paragraph (f) of this
          Section 8.  In that event, market value
          of the shares of restricted stock will
          be determined as if the shares were not
          restricted.  Previously owned shares
          acquired via prior exercise of a stock
          option granted under this Plan shall not be accepted in full or partial payment for shares purchased upon the exercise of an option unless such previously owned shares have been held by the participant for at least six months subsequent to such prior exercise. In lieu of the delivery of physical certificates, the optionee may deliver shares in payment of the exercise price by attesting, on a form established for such purpose by the Secretary, to the ownership, either outright or through ownership of a broker account, of a sufficient number of shares held for a period of at least six months to pay the exercise price. The attestation must be notarized and signed by the optionee's spouse if the spouse is a joint owner of the shares with respect to which such attestation is made and must be accompanied by such documentation as the Corporate Secretary may consider necessary to evidence actual ownership of such shares.


     (c)  Effect on Tandem Grants.  If the option
          was granted in a tandem grant (as
          defined in Section 2) with an SAR, then
          exercise of such option with respect to
          a stated number of shares shall cancel
          the right to exercise the tandem SAR
          with respect to the same number of
          shares.

     (d)  Stock Withholding Election.  When
          federal, state and local income taxes
          are required to be withheld ("Tax
          Withholding Obligations") in connection
          with the exercise of a stock option, or
          upon the lapse of restrictions on
          restricted stock received upon the
          exercise of an option (the date on which income is recognized in connection with any such exercise or lapse of such restrictions hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for Tax Withholding
          Obligations by one or both of the
          following methods:

          (i)  delivering part or all of the
               payment in previously-owned
               unrestricted shares (which shall be
               valued at market value on the Tax
               Date) held for at least six months,
               whether or not received through the
               prior exercise of a stock option;
               or

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          (ii) requesting  Sprint to  withhold  from  those  shares  that  would otherwise be received upon exercise of the option, or upon the lapse of restrictions, a number of shares having a market value (as defined herein) on the Tax Date equal to the amount to be withheld.

          Such election is irrevocable. Any fractional share amount, Social Security taxes, Medicare taxes and any additional withholding not paid by the withholding of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all Tax Withholding Obligations.

      (e) [Deleted]

      (f) Restricted Stock. Certain optionees, as determined by the Board Committee, may elect to receive restricted shares upon payment for the exercise of an option in the form of unrestricted common stock. The optionee will receive the same number of unrestricted shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted. Such optionees may also elect to deliver restricted shares of Sprint common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares are subject. Sprint shall be authorized to issue restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

          (i)  The optionee shall elect a vesting
               period for the restricted common
               stock to be received upon exercise
               of the option of between six (6)
               months and ten (10) years, subject
               to rules and procedures established
               by the Corporate Secretary of
               Sprint, but in no event may an
               optionee elect a vesting period
               shorter than the period provided in
               paragraph (iv) of this paragraph
               (f).  At any time on or before the
               13th calendar month preceding the
               date on which restrictions on
               shares of restricted stock would
               otherwise lapse, the optionee may
               elect to extend the vesting period
               on all but not a portion of such
               shares by six months or any
               multiple of six months.

          (ii) The optionee who receives the restricted stock may not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock, except in payment of the exercise price of a stock option issued by the Company or Sprint, until such time as all restrictions on such stock have lapsed.

          (iii)An optionee who elects to receive restricted common stock upon an exercise shall have the right to satisfy tax withholding obligations in the manner provided in paragraph (d) of this
               Section 8.

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          (iv) Restricted  common stock  received in such an exercise or from an
               election  to  receive  a  Long-Term   Incentive  Plan  payout  in
               restricted stock, or any Restricted Stock Award granted pursuant to the Long- Term Stock Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment.

          (v)  The shares of restricted common
               stock received in an exercise of a
               stock option that continue to be
               restricted shall be forfeited in
               the event that vesting conditions
               are not satisfied, subject to the
               discretion of the Board Committee,
               except in the case of death,
               disability, normal retirement, or
               involuntary termination for reasons
               other than cause, in which case all
               restrictions lapse; provided,
               however, that in no event shall
               restrictions lapse if the
               restrictions on shares used to pay
               for the exercise have not lapsed
               under the same conditions.  If
               restricted shares are forfeited,
               the optionee or his representative
               shall sign any document and take
               any other action required to assign
               said restricted shares back to
               Sprint.

          (vi) The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock. Unless alternate procedures are established, the shares of restricted stock will be registered in the name of the optionee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by Sprint. The optionee shall execute a stock power or powers assigning the shares of restricted stock back to Sprint, which stock powers shall be held in escrow by Sprint and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

          (vii)The Corporate Secretary of Sprint shall have the discretion and authority to establish any rules in connection with the use of restricted stock, including but not limited to regulating the timing of the lapse of restrictions within the six-month to ten-year period and prescribing election forms as the Corporate Secretary of Sprint deems necessary or desirable for the orderly administration of such exercises.

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9.   Exercise of SARs.

     (a) Terms. Each SAR granted under this Plan shall be exercisable on the dates and for the number of shares as shall be provided in a letter of agreement between the Company and the participant evidencing the SAR granted by the Board
          Committee and the terms thereof.
          However, subject to Sections 13, 14, 15,
          16, and 17, no SAR shall become
          exercisable until six months after its
          date of award.

     (b) Exercise by Participants. Cash or shares (at the election of the participant) shall be issued to the participant pursuant to the exercise of an SAR upon the receipt by Sprint from the participant of written notice that an SAR is being exercised.

     (c)  [Deleted]

     (d) Effect on Tandem Grants. If an SAR was granted in a tandem grant (as defined in Section 2) with an option, then exercise of such SAR with respect to a stated number of shares shall cancel the right to exercise the tandem option with respect to the same number of shares.

     (e)  Withholding.  Participants may elect to
          have all or a portion of the cash or
          shares to be received from exercising an SAR retained by Sprint in order to exercise a stock option, or to satisfy
          Tax Withholding Obligations in respect
          of an exercise of an option or SAR. Any such election by an Insider that relates to the satisfaction of Tax Withholding
          Obligations shall be subject to the
          approval of the Board Committee in its
          sole discretion at any time after such
          election.

10. Term of Option or SAR. Each option or SAR granted hereunder shall be exercisable for not more than ten years from the date it is granted, after which the unexercised portion thereof shall expire.

11.  Nontransferability of Option.  No option or
     SAR granted under this Plan shall be
     transferable except by will or the laws of descent or pursuant to a qualified domestic relations order as defined by the Internal
     Revenue Code of 1986. Each such option and SAR shall be exercisable during the participant's lifetime only by the participant.

12. Termination of Employment. Upon termination of employment of a participant for any reason other than retirement, total disability, death, sale or disposition of a business unit, or change in control (as defined in Section 17), all options and SARs previously granted to the participant, whether exercisable or unexercisable, shall be forfeited and canceled.

13.  Retirement of Participant.

     (a)  Upon the normal  retirement  of a  participant  (after  attaining  age sixty-five), all options and SARs previously granted to the participant shall become fully exercisable, and may be exercised within a three-year period following the date of retirement, but in no event later than ten years from the date of grant of such options and SARs.

     (b)  Upon the early retirement of a
          participant (prior to attaining age
          sixty-five), the portion of all options
          and SARs that the participant is then
          entitled to exercise may be exercised
          within a three-year period following the date of retirement, but in no event later than ten years from the date of grant of such options and SARs.

14. Total Disability of Participant. Upon the total disability of a participant (as defined in Section 2) all options and SARs previously granted to the participant shall become fully exercisable and may be exercised within a one-year period following the date the participant becomes totally disabled, but in no event later than ten years from the date of grant of such options and SARs.

15. Death of Participant. Upon the death of a participant, all options and SARs previously granted to the participant shall become fully exercisable by the legal representative of the deceased participant's estate and may be exercised within a one-year period following the date of the participant's death, but in no event later than ten years from the date of grant of such options or SARs.

16. Sale or Disposition of a Business Unit. Upon the termination of employment of a participant occurring as a result of the disposition by Sprint of a subsidiary, division or business unit, the Board
     Committee, or, except with respect to
     Insiders, the Administrative Committee,
     acting on behalf of the Board Committee, may determine the extent to which unexercisable options and SARs shall become exercisable, and the period of time, if any, following the date of disposition during which the participant may exercise such options and SARs.

17.  Change in Control.  Deleted.

18.  Committee Discretion in the Event of
     Termination. Notwithstanding the provisions of Sections 12, 13, 14, and 15, if, upon termination of employment of the participant for any reason, the Board Committee, or, except with respect to Insiders, the Administrative Committee acting on behalf of the Board Committee, determines that it is in the best interest of Sprint, it may determine that all or a portion of the participant's unexercisable options and SARs may become exercisable, and that all or a portion of the participant's exercisable options and SARs may be exercised for a period of time following the date of the participant's termination of employment, but in no event later than ten years from the date of grant of such options or SARs.

19.  Nonalienation of Benefits.  No right or
     benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits except such claims as may be made by the Company, Sprint or any subsidiary. If any participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, such right or benefit shall, in the sole discretion of the Board Committee (or, except with respect to Insiders, the Administrative Committee acting on behalf of the Board Committee), cease, and in such event, the Company or Sprint shall hold or apply the same or any part thereof for the benefit of such participant or beneficiary, such person's spouse, children or other dependents, or any of them, in such manner and in such proportions as the Committee in its sole discretion shall determine.

20. Indemnification of Committee Members. In addition to such other rights of indemnification as any person may have as a director, officer or member of the Board
     Committee or Administrative Committee, each member of the Committees shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such person may be a party by reason of any action taken or failure to act under or in connection with this Plan, and against all amounts paid by such person in settlement thereof (provided such settlement is approved by legal counsel selected or approved by the Company), or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross misconduct; provided that within 60 days after the institution of such action, suit or proceeding, such Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21.  Adjustment in Number of Shares and Option
     Price. In the event of any subdivision or combination of the outstanding shares of Sprint by reclassification or otherwise, or in the event of the payment of a stock dividend (including a spin-off), a capital reorganization, a reclassification of shares, a consolidation or merger, or the sale, lease or conveyance of substantially all the assets of Sprint, the Board Committee shall make appropriate and equitable adjustments in the number and kind of shares with respect to which all outstanding options and SARs, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Board Committee shall be final and binding upon all participants, Sprint, the Company and all other interested persons.

22. Compliance with Rule 16b-3. the intent of this Plan is to qualify for the exemption provided by Rule 16b-3 of the Exchange Act.
     To the extent any provision of the Plan does not comply with the requirements of Rule 16b-
     3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board Committee, or the Administrative
     Committee acting on behalf of the Board
     Committee, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

23. Amendments and Discontinuance. The Board of Directors of the Company may alter, suspend or terminate this Plan; provided, however, that no such action shall increase the term of any option or SAR previously granted, or increase the number of shares available under the Plan (other than as provided in Section 21), or reduce the minimum option price per share as provided in
     Section 7, and provided further that no such action shall materially and adversely affect any outstanding options or SARs without the consent of the respective participants.